EXECUTION VERSION

REVOLVING CREDIT NOTE

July 19, 2012	Dallas, Texas	$7,500,000.00

For value received, the undersigned (hereinafter called “Maker”) promises to pay to the order of NTR METALS, LLC, a Texas limited liability company (together with its successors and assigns, hereinafter called “Lender”) by wire transfer to a Deposit Account of Lender designated from time to time by Lender to Borrower, in immediately available lawful money of the United States of America, the sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($7,500,000.00), or so much thereof as may be advanced hereunder, together with interest on the outstanding unpaid principal balance from the dates funded until the Maturity Date at the rate of two percent (2.0%) per annum. All past due principal and interest shall bear interest at a rate of ten percent (10%) per annum (the “Default Interest Rate”). Capitalized terms used in this note have the meanings assigned thereto in the Loan Agreement (as defined below).

Principal and accrued interest on this note are due and payable as follows:

(a)          Interest as it accrues on the outstanding principal balance hereof shall be due and payable on the last Business Day of each September, December, March, and June, beginning September 28, 2012, and on the Maturity Date; and

(b)          All outstanding principal of this Note and all other Obligations shall be due and payable in full at 11:00 am, Dallas, Texas time, on the date (the “Maturity Date”) that is the earlier of (i) August 1, 2014, (ii) the date that is twelve (12) months after Lender gives Maker written notice demanding that all Obligations be paid in full, (iii) the date the Obligations are accelerated in accordance with the Loan Agreement, or (iv) the date on which the Commitment terminates as provided in the Loan Agreement.

The unpaid principal balance hereof shall at no time exceed the sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS. The unpaid principal balance of this note at any time shall be the total amounts loaned or advanced hereunder by Lender, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. Advances hereunder are made at Lender’s sole discretion. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this note subsequent to each such occurrence. All Advances and all payments or prepayments made hereunder on account of principal or interest may be endorsed by Lender on a schedule on the last page hereof and on additional schedule pages attached hereto from time to time by Lender if more space is necessary; failure to make any such endorsement, however, shall not affect the rights of Lender or any obligations of Borrower to Lender hereunder or under any other Loan Documents. In the event that the aggregate Obligations at any time, for any reason, exceed the Commitment, Maker covenants and agrees to pay the excess forthwith ON DEMAND; such excess principal amount shall in all respects be deemed to be included among the Advances made pursuant to the other terms of this note and the Loan Agreement and shall bear interest at the rates hereinabove stated.

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Advances hereunder may be made by Lender, at its sole discretion, shall be deemed to have been made pursuant to (and shall in all respects be subject to) the terms of that certain Loan Agreement (as the same may be amended from time to time, the “Loan Agreement”), dated of even date with this note, by and between Maker and Lender.

If all Obligations are not paid in full on the Maturity Date, or proceedings are had in bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker and each other Loan Party agree to pay Lender its collection costs, including attorney’s fees, but in no event to exceed the maximum amount permitted by applicable law. Maker hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security herefore, in whole or in part, with or without notice, from time to time, before or after maturity.

Upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement), this note shall become due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY MAKER AND EACH OTHER LOAN PARTY.

Maker reserves the option of prepaying the principal of this note, in whole or in part, at any time after the date hereof without penalty. At the option of Lender, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment. All payments made hereunder, whether designated as payments of principal or interest, shall be applied to the principal or interest of this note or to expenses provided for herein, or any combination of the foregoing, as directed by Lender at its option.

Unless otherwise specified below, this note shall be construed under and governed by the laws of the State of Texas (including applicable federal law), but in any event Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to the Advances evidenced by this note.

DGSE COMPANIES, INC.,
a Nevada corporation

By:
William H. Oyster, President

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